                                                                  CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) APRIL 30, 1997


                                CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)



             DELAWARE                  1-8323                  06-1059331
    (State or other jurisdiction    (Commission                (IRS Employer
        of incorporation)           File Number)            Identification No.)



              ONE LIBERTY PLACE, 1650 MARKET STREET, P.O. BOX 7716
                      PHILADELPHIA, PENNSYLVANIA 19192-1550
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code


                                 (215) 761-1000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         On April 30, 1997, the registrant issued a news release, a copy of which is filed as Exhibit 20 hereto and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

         (c) The exhibit accompanying this report is listed in the Index to Exhibits below.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CIGNA CORPORATION


Date: April 30, 1997                         By:      /s/  Gary A. Swords
                                                      -------------------
                                                      Gary A. Swords
                                                      Vice President and
                                                      Chief Accounting Officer


                     Index to Exhibits

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
Number                   Description                       Method of Filing
------                   -----------                       ----------------
20                       CIGNA Corporation                 Filed herewith
                         news release dated
                         April 30, 1997

                NEWS RELEASE                                       [CIGNA LOGO]

For Release:    IMMEDIATE


    Contact: ROBERT W. SULLIVAN, FINANCIAL RELATIONS - (215) 761-6130 MICHAEL J. MONROE, MEDIA RELATIONS - (215) 761-6133


                       CIGNA'S FIRST QUARTER 1997 RESULTS

                   CONTINUED IMPROVEMENT IN OPERATING INCOME;
                              OPERATING EPS UP 22%


PHILADELPHIA, APRIL 30, 1997 -- CIGNA Corporation (NYSE:CI) today reported first quarter 1997 operating income* of $260 million, or $3.49 per share, versus $219 million, or $2.85 per share, reported in the first quarter of 1996. First quarter 1997 operating income reflects continued improvement in all segments, with strong gains in Property and Casualty and Individual Financial Services.

SEGMENT RESULTS:

EMPLOYEE LIFE AND HEALTH BENEFITS

This segment, which includes CIGNA's HMO and indemnity operations, had operating income of $117 million in the first quarter of 1997. This compares with operating income of $112 million in the first quarter of 1996.

HMO medical membership grew by approximately 275,000 covered lives, or 7%, since March 31, 1996.

* Operating income (loss) is defined as net income (loss) excluding after-tax realized investment results.

EMPLOYEE RETIREMENT AND SAVINGS BENEFITS
This segment, which operates in the defined contribution and defined benefit markets, had operating income of $54 million in the first quarter of 1997. This compares with the operating income of $51 million in the first quarter of 1996.

Assets under management at March 31, 1997 were $41.1 billion, an increase of 8% from $38.2 billion as of March 31, 1996.

INDIVIDUAL FINANCIAL SERVICES
This segment, which includes individual and corporate life insurance; life, accident and health reinsurance; and annuity businesses had operating income of $47 million in the first quarter of 1997. This compares with operating income of $32 million in the first quarter of 1996.

PROPERTY AND CASUALTY
The property and casualty (P&C) segment includes the Ongoing operations (International and Domestic) and Run-off.

Ongoing operations had operating income of $56 million for the first quarter of 1997. This compares with operating income of $41 million for the same period last year. The combined ratio for the first quarter of 1997 was 100, compared with 105 for the first quarter of 1996.

The Ongoing operations had $8 million of after-tax catastrophe losses for the first quarter of 1997, compared with $15 million for the same period last year.

International had operating income for the first quarter of 1997 of $33 million, compared with $29 million in 1996. The GAAP combined ratio after policyholders' dividends was 94 for the first quarter of 1997, compared with 95 for the same period last year.

Domestic had operating income of $23 million for the first quarter of 1997, compared with $12 million in 1996. The GAAP combined ratio after policyholders' dividends for the first quarter of 1997 was 108, compared with 115 for the same period last year.

Run-off operations had operating income of $1 million in the first quarter of 1997 and 1996.

OTHER
Other Operations includes unallocated investment income, expenses (principally debt service), taxes, and the results of CIGNA's settlement annuity business and investment and real estate subsidiaries. Other Operations had an operating loss of $15 million in the first quarter of 1997, compared with an operating loss of $18 million in the first quarter of 1996.

NET INCOME
Consolidated net income was $288 million, or $3.86 per share, compared with $238 million, or $3.10 per share, a year ago. The 1997 first quarter consolidated net income included after-tax realized investment gains of $28 million, or $0.37 per share, compared with gains of $19 million, or $0.25 per share, for the same period of 1996.

REVENUES
Consolidated revenues for the first quarter of 1997 and 1996 were $4.6 billion.

ASSETS/SHAREHOLDERS' EQUITY
Assets at March 31, 1997 were $98.8 billion, compared with $98.9 billion at year-end 1996. Shareholders' equity was $7.1 billion ($96.18 per share) at March 31, 1997, compared with $7.2 billion ($97.15 per share) at December 31, 1996.

Quarterly earnings are available on CIGNA's home page on the Internet (http://www.cigna.com).

                                                                    [CIGNA LOGO]


CIGNA  CORPORATION
COMPARATIVE  SUMMARY  OF  FINANCIAL  RESULTS
(Dollars in millions, except per share amounts)



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
=========================================================================================================
                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    1997            1996
--------------------------------------------------------------------------------------------------------
REVENUES
    Premiums and fees                                                           $  3,388        $  3,390
    Net investment income                                                          1,053           1,083
    Other revenues                                                                   160             142
    Realized investment gains                                                         44              30
--------------------------------------------------------------------------------------------------------
         Total                                                                  $  4,645        $  4,645
                                                                                ========================

OPERATING INCOME (LOSS) BY SEGMENT (1)
    Employee Life and Health Benefits:
        Indemnity operations                                                    $     58        $     56
        HMO operations                                                                59              56
                                                                                --------        --------
          Total Employee Life and Health Benefits                                    117             112
    Employee Retirement and Savings Benefits                                          54              51
    Individual Financial Services                                                     47              32
    Property and Casualty:
       International                                                                  33              29
       Domestic                                                                       23              12
                                                                                --------        --------
          Ongoing operations                                                          56              41
       Run-off operations                                                              1               1
                                                                                --------        --------
             Total Property and Casualty                                              57              42
    Other Operations                                                                 (15)            (18)
--------------------------------------------------------------------------------------------------------
        Total                                                                   $    260        $    219
                                                                                ========================

NET INCOME (LOSS) BY SEGMENT
    Employee Life and Health Benefits:
        Indemnity operations                                                    $     62        $     54
        HMO operations                                                                59              56
                                                                                --------        --------
          Total Employee Life and Health Benefits                                    121             110
    Employee Retirement and Savings Benefits                                          62              61
    Individual Financial Services                                                     55              34
    Property and Casualty:
       International                                                                  41              36
       Domestic                                                                       22              17
                                                                                --------        --------
          Ongoing operations                                                          63              53
       Run-off operations                                                              2              (3)
                                                                                --------        --------
             Total Property and Casualty                                              65              50
    Other Operations                                                                 (15)            (17)
--------------------------------------------------------------------------------------------------------
        Total                                                                   $    288        $    238
                                                                                ========================

WEIGHTED AVERAGE SHARES
    OUTSTANDING  (THOUSANDS)                                                      74,587          76,886
                                                                                ========================

EARNINGS PER SHARE:
    Operating income (1)                                                        $   3.49        $   2.85
    After-tax realized investment gains                                             0.37            0.25
--------------------------------------------------------------------------------------------------------

    Net income                                                                  $   3.86        $   3.10
                                                                                ========================

SHAREHOLDERS' EQUITY AT MARCH 31                                                $  7,117        $  6,863
                                                                                ========================

SHAREHOLDERS' EQUITY  PER SHARE AT MARCH 31                                     $  96.18        $  89.74
                                                                                ========================

 (1) Operating income (loss) is defined as net income (loss) excluding after-tax realized investment results.